Exhibit 99.1
FOR IMMEDIATE RELEASE
ALLIANCE SEMICONDUCTOR STOCKHOLDERS APPROVE AND ADOPT PURCHASE AGREEMENT
SANTA CLARA, Calif.—(BUSINESS WIRE)—January 18, 2007—Alliance Semiconductor Corporation (ALSC.PK) announced today that its stockholders have voted to approve the sale of a portfolio of venture securities held by five investment partnerships controlled by Alliance at the company’s special meeting of stockholders held yesterday in Santa Clara, California.
Under the terms of the purchase agreement governing the transaction, QTV Capital Limited has agreed to pay $123.6 million in cash for all of the limited partnership and general partnership interests in the five Alliance partnerships, which collectively hold a number of private company investments.
The transaction, which was first announced in a press release dated December 1, 2006, is expected to close shortly.
Forward-Looking Statements
Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “expects” identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for the Company or our subsidiaries to differ materially from those discussed in forward-looking statements include the satisfaction of all closing conditions contemplated by the purchase agreement related to the sale of the Alliance Ventures investment funds.
CONTACT:
Alliance Semiconductor Corporation, Santa Clara
Melvin L. Keating, 408-855-4900
President and Chief Executive Officer